THE GRANT HARTFORD CORPORATION
2620 Connery Way, Missoula, Montana 59808

March 6, 2012

Mr. George K. Schuler
Mining Engineer
Securities & Exchange Commission
100 F St., NE
Washington, DC 20549-4628

Re: Grant Hal1ford Corporation -File No. 333-155507 Industry Guide 7 Filing

Mr. Schuler:

First I wanted to thank you for your time in 2010 reviewing and responding to the Company on its feasibility report. Since then the Company's efforts have been focused on developing measured and indicated ore blocks at its the Nancy Hanks Mine. We have determined the cost required to mine these blocks and the engineering plan to carry out such a task. This Industry Guide 7 Report describes the Company's mine plan and feasibility calculations for the Nancy Hanks Mine. It is the Company's intent to use the information in this Report to move from an Exploration stage corporation into a Development stage corporation and to report those measured and indicated reserves identified in this report in the Company's upcoming 10K filing.

For teclmical questions regarding this Report, please call:

Robert Flesher, VP Geology (406) 202-3265
Cecil Connor, Underground Mine Manager (541) 251-0465
Dr. James Sears, Structural Geologist, Director (406) 274-0085

For any additional questions, or comments, please feel free to give me a ring at (303) 506-6822. Again, thank you for your time and attention.

Best Regards,

/s/Eric Sauve
Eric Sauve
President & CEO